                                                           Exhibit No. EX-99.o.2

[Legg Mason logo]

                              LEGG MASON & Co., LLC
                                 CODE OF ETHICS
                          Effective Date: April 2, 2007

                          TABLE OF CONTENTS Topic Page
I. Introduction                                                               1
         A. Individuals Covered by the Code                                   1
         B. Standards of Business Conduct                                     1
         C. Duty to Report Violations                                         2
II. Personal Securities Transactions                                          2
         A. Prohibited Transactions in Individual Securities                  2
         B. Prohibited Transactions in Reportable Funds                       3
         C. Pre-Approval of Investments in Initial Public Offerings           4
             And Private Placements
         D. Reporting and Trading Requirements                                4
III. Compliance with the Code of Ethics                                       7
         A. Surveillance                                                      7
         B. Remedies                                                          8
         C. Exceptions to the Code                                            8
IV. Definitions                                                               8
         A. General Defined Terms                                             8
         B. Terms Defining the Scope of a Beneficial Interest                 9
         C. Terms Defining the Scope of a Reportable Securities Transaction  10

Appendices to the Code:                                                     Page

Appendix A        Request for Approval to Invest in an Initial Public        A-1
                  Offering or Private Placement
Appendix B        Acknowledgment of Receipt of Code of Ethics,               B-1
                  Personal Holdings Report and Annual Certification
Appendix C        Request for Approval of an Outside Securities Account      C-1
Appendix D        Certificate for Managed Accounts or Mutual Fund-Only       D-1
                  Accounts
Appendix E.       Form Letter to Request Duplicate Confirmations and         E-1
                  Periodic Statements from Financial Intermediaries
Appendix F.       Annual Certificate for Outside Retirement Accounts         F-1

                            LEGG MASON CODE OF ETHICS

I.   INTRODUCTION

A.   Individuals Covered by the Code. This Code applies to all employees of Legg
     Mason & Co., LLC and interested  directors of the Proprietary Funds who are not otherwise  subject to another code of ethics adopted pursuant to either
     Rule  17j-1  under the  Investment  Company  Act or Rule  204A-1  under the
     Investment Advisers Act ("Covered Persons").

     1.   Without limiting the generality of the foregoing, this Code covers all employees of Legg Mason & Co.,  LLC who perform  services on behalf of the Proprietary Funds as part of the following regulated entities:

          a.   Legg Mason Investor Services, LLC ("LMIS")

          b.   Legg Mason Fund Adviser, Inc. ("LMFA")

          c.   Legg Mason Partners Fund Advisor, LLC ("LMPFA")

     2.   For the avoidance of doubt, each of the Legg Mason Registered Advisers
          (other  than LMFA and LMPFA) have  adopted  their own codes of ethics, and employees of the Legg Mason Registered Advisers who are subject to the  requirements  of those codes of ethics  (including any who may be
          registered   representatives   of  LMIS)  are  not   subject   to  the
          requirements of this Code.

B.   Standards of Business  Conduct.  This Code is based on the  principle  that
     Legg Mason and its affiliates owe a fiduciary duty to Legg Mason's clients, and that all Covered Persons must therefore avoid activities, interests and relationships  that  might  (i)  present  a  conflict  of  interest  or the appearance of a conflict of interest, or (ii) otherwise interfere with Legg
     Mason's  ability  to make  decisions  in the best  interests  of any of its clients.  In particular,  Covered Persons must at all times comply with the following standards of business conduct:

     1.   Compliance  with  Applicable Law. All Covered Persons must comply with the Federal Securities Laws that apply to the business of Legg Mason.

     2.   Clients Come First.  Covered Persons must  scrupulously  avoid serving their  personal  interests  ahead of the  interests  of  clients.  For example,  a Covered  Person  may not  induce or cause a client to take action,  or not to take  action,  for the  Covered  Person's  personal benefit at the expense of the client's best interests.

     3.   Avoid Taking Advantage. Covered Persons may not use their knowledge of the Legg Mason Registered  Advisers'  investment  activities or client portfolio  holdings to profit by the market effect of such  activities or to engage in  short-term  or other  abusive  trading in  Reportable
          Funds.

     4.   Avoid Other Inappropriate Relationships or Activities. Covered Persons
          should avoid relationships or activities that could call into question the Covered Person's ability to exercise  independent  judgment in the best interests of Legg Mason's clients. In particular, Covered Persons should take note of the  provisions  of the Legg Mason,  Inc.  Code of
          Conduct and the Legg Mason,  Inc.  Employee  Handbook  that pertain to confidentiality,  corporate  opportunities,  gifts and  entertainment, insider trading and outside business activities. In addition,  Covered
          Persons who are  registered  representatives  of LMIS should also take note of LMIS's policies and procedures pertaining to these activities.

     5.   Observe the Spirit of the Code. Doubtful situations should be resolved in favor of Legg Mason's clients. Technical compliance with the Code's procedures will not automatically  insulate from scrutiny any personal
          Securities Transactions or other course of conduct that might indicate an abuse of these governing principles.

C.   Duty to  Report  Violations.  Covered  Persons  must  promptly  report  all violations of this Code to the Compliance Department.

II.  PERSONAL SECURITIES TRANSACTIONS

A.   Prohibited  Transactions  in  Individual  Securities.  Covered  Persons are
     subject to the following  restrictions on their personal trading activities in individual securities:

     1.   Fraudulent  Transactions.  In  connection  with the  purchase or sale, directly  or  indirectly,  by a  Covered  Person  of (A) a  Reportable
          Security which, within the most recent fifteen (15) calendar days, (i)
          is or has been held by a Legg  Mason  client,  or (ii) is being or has been considered by a Legg Mason  Registered  Adviser for purchase by a client,  or (B) an Equivalent  Security  thereof,  Covered Persons are prohibited from:

          a.   employing any device,  scheme or artifice to defraud Legg Mason's clients,

          b.   making any untrue  statement  of a material  fact or  omitting to state a material fact necessary to make the  statements  made, in light of the  circumstances  under  which  they  were  made,  not misleading,

          c.   engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on Legg Mason's clients, or

          d.   engaging  in any  manipulative  practice  with  respect  to  Legg
               Mason's clients.

     2.   Inside  Information.  Covered  Persons are prohibited from engaging in any transaction in a Security (or Equivalent  Security) at a time when the Covered Person is in possession of material non-public information regarding the Security or the issuer of the Security.

     3.   Market  Manipulation.  Covered Persons are prohibited from engaging in any  transactions in a Security (or Equivalent  Security)  intended to raise,  lower or  maintain  the price of that  Security or to create a false appearance of active trading in that Security.

     4.   Trading on the Knowledge of Client  Transactions.  Covered Persons are
          prohibited  from  engaging in any  transactions  in a Security  (or an
          Equivalent  Security) on the basis of any  information  they may be in possession of to the effect that (i) a Legg Mason  Registered  Adviser is or may be  considering an investment in or sale of such Security on behalf of its  clients  or (ii) has or may have an open  order in such
          Security on behalf of its clients.

     5.   Legg Mason,  Inc. Stock.  Covered Persons are prohibited from engaging in any transaction in Legg Mason  securities that is not in compliance
          with  the  "Legg  Mason,  Inc.   Policies  and  Procedures   Regarding
          Acquisitions and  Dispositions of Legg Mason  Securities," as the same may be amended  from time to time.  A copy of this policy is available on the Legg Mason Legal and Compliance Website.

B.   Prohibited Transactions in Reportable Funds.

     1.   Market Timing in Reportable  Funds.  No Covered  Person may use his or
          her knowledge of the portfolio holdings or investment  activities of a
          Reportable  Fund to engage in any short-term or other abusive  trading strategy involving such Fund that may conflict with the best interests of the Fund and its shareholders.

     2.   60-Day Holding Period for Investments in Proprietary Funds. Subject to
          the  exemptions  set  forth  below,  no  Covered  Person  may sell (or exchange  out of) shares of a  Proprietary  Fund in which the  Covered
          Person has a Beneficial  Interest within sixty (60) calendar days of a purchase of (or exchange into) shares of the same Proprietary Fund for the same  account,  including  any  individual  retirement  account or
          401(k) participant account.

          The following Securities  Transactions involving Proprietary Funds are exempt from the 60-day minimum holding period requirement set forth in this Section II.B.2:

          a.   Money  Market  Funds  and  Other  Short-Term   Trading  Vehicles.
               Purchases  or  redemptions  of  Proprietary  Funds that are money market funds or that hold  themselves  out as short-term  trading vehicles.

          b.   Managed  Accounts.  Transactions  in Proprietary  Funds held in a
               Managed  Account in connection  with which the Covered  Person is neither consulted nor advised of the trade before it is executed.

          c.   Systematic  Investment.  Purchases or  redemptions of Proprietary
               Funds pursuant to an Automatic Investment Plan where a prescribed purchase or sale is made automatically on a regular predetermined basis  without  affirmative  action  by  the  Covered  Person  or pursuant  to a similar  arrangement  approved  by the  Compliance
               Department (for example,  automated payroll deduction investments by 401(k) participants or automatic dividend reinvestment).

          d.   Non-Material  401(k) Account  Reallocations.  Reallocations  of a
               Covered   Person's   current   holdings  in  his  or  her  401(k)
               participant  account  as  long  as  this  reallocation  does  not materially  alter (by more than $5000) the portion of the account that is invested in a particular Proprietary Fund.

C.   Pre-Approval  of  Investments  in  Initial  Public  Offerings  and  Private
     Placements.  Covered  Persons are  prohibited  from  acquiring a Beneficial
     Interest in a Reportable Security through an initial public offering (other than  a  new  offering  of  securities  issued  by  a  registered  open-end investment company) or Private Placement without the prior written approval of the Compliance Department. Requests for such approval shall be submitted to the Compliance  Department through  Sunguard/PTA using substantially the form of "Request  for Approval to Invest in an Initial  Public  Offering or
     Private Placement" attached hereto as Appendix A.

D.   Reporting and Trading Requirements

     1.   Acknowledgement  of  Receipt;   Initial  and  Periodic  Disclosure  of
          Personal Holdings; Annual Certification.

          a.   Within ten (10) calendar days of becoming a Covered  Person under this Code,  each Covered Person must  acknowledge  that he or she has received and reviewed a copy of the Code,  and has  disclosed all  Securities  holdings  in which  such  Covered  Person  has a
               Beneficial Interest.

          b.   Thereafter,  on an annual basis,  each Covered  Person shall give the same acknowledgements and, in addition, shall certify that he or she has complied with all applicable provisions of the Code.

          c.   Such acknowledgments and certifications shall be provided through
               Sunguard/PTA using substantially the form of the "Acknowledgement of Receipt of Code of Ethics, Personal Holdings Report and Annual
               Certification" attached hereto as Appendix B.

     2.   Execution of Personal Securities Transactions.

          a.   Approved  Accounts.   Unless  one  of  the  following  exceptions
               applies,  Covered Persons must execute their personal  securities transactions  involving any  Reportable  Securities or Reportable
               Funds in which they have or acquire a Beneficial Interest through one of the following two types of accounts ("Approved Accounts"):

               i.   Approved   Securities   Accounts   -   securities   accounts
                    (including IRA accounts) with financial  intermediaries that
                    have  been  approved  by  the   Compliance   Department  (an
                    "Approved Securities Account"), or

               ii.  Approved  Retirement  Accounts  -  participant  accounts  in retirement  plans approved by the  Compliance  Department on
                    the   grounds   that   either  (i)   automated   feeds  into
                    Sunguard/PTA  have  been  established,  or  (ii)  sufficient
                    policies  and   procedures  are  in  place  to  protect  any
                    Reportable  Funds  that may be in the plan from the types of
                    activities   prohibited  by  Sections  A  and  B  above  (an
                    "Approved Retirement Account").1

------------------------------------------

1    A list of the approved financial intermediaries and retirement plans may by found on the Legal and Compliance home page on LMEX.

          b.   Exceptions.  The following  types of accounts are exempt from the requirements of section 2.a above, subject to compliance with the conditions set forth below:

               i.   Mutual Fund-Only and Managed  Accounts.  Covered Persons may
                    have or acquire a  Beneficial  Interest in Mutual  Fund-Only and  Managed  Accounts  that  are  not  Approved  Securities
                    Accounts,  provided that the  requirement  set forth in this
                    Code  relating  to a Managed  Account  or  Mutual  Fund-Only
                    Account,  as the case may be, are satisfied.  To qualify for this  exemption,  a  Covered  Person  must  deliver  to  the
                    Compliance  Department through  Sunguard/PTA a certification in  substantially  the form of the  "Certificate for Managed
                    Accounts or Mutual  Fund-Only  Accounts"  attached hereto as
                    Appendix D.

               ii.  Outside  Retirement  Accounts.  Covered  Persons may have or acquire a Beneficial  Interest in a retirement account other than an Approved  Retirement Account (an "Outside Retirement
                    Account), provided that the Covered Person complies with the certification or reporting requirements set forth in Section
                    3.c below,  and provided  further that, for purposes of this
                    Code,  an IRA  account  shall  be  treated  as a  securities account and not as a retirement account.

               iii. Dividend  Reinvestment  Plans.  Covered  Person  may have or acquire  a  Beneficial  Interest  in  securities  held  in a dividend  reinvestment plan account directly with the issuer of the securities (a "Dividend  Reinvestment Plan"), subject to compliance with the requirements of Section 3.a below.

          c.   Outside Securities Accounts. Covered Persons that have or acquire a Beneficial  Interest in a securities  account (including an IRA
               account)  other  than  an  Approved  Account,   Mutual  Fund-Only
               Account,  Managed  Account  or  Outside  Retirement  Account  (an
               "Outside  Securities  Account")  must  obtain  the prior  written approval to maintain such account from the Compliance Department.

               i.   A  request  for  such  approval  must  be  submitted  to the
                    Compliance    Department    through    Sunguard/PTA    using
                    substantially  the  form of  "Request  for  Approval  for an
                    Outside  Securities  Account" attached hereto as Appendix C.
                    Such  approvals  will  only  be  granted  in   extraordinary
                    circumstances.

               ii.  If the Compliance  Department does not approve such request, the Covered  Person must arrange to transfer or convert such account into an Approved  Account,  Managed Account,  Mutual
                    Fund-Only Account or Outside  Retirement Account as promptly as practicable.

     3.   Transaction Reporting  Requirements.  Covered Persons shall report all
          Securities  Transactions  in which they have a Beneficial  Interest to the Compliance Department in accordance with the following provisions:

          a.   Approved  Accounts,   Managed  Accounts,  Mutual  Fund  Only  and
               Dividend Reinvestment Plan Accounts.  Covered Persons will not be required  to arrange  for the  delivery  of  duplicate  copies of confirmations or periodic  statements for any Approved  Accounts,
               Managed   Accounts,   Mutual  Fund  Only   Accounts  or  Dividend
               Reinvestment  Plans in which  they have or  acquire a  Beneficial
               Interest.  However,  the  existence of all such  accounts must be disclosed to the Compliance Department pursuant to either Section
               II.D.1  above  or  II.D.4  below.  In  addition,  copies  of  any statements for any Managed Accounts, Mutual Fund Only Accounts or
               Dividend  Reinvestment Plans must be made available for review at the specific request of the Compliance Department.

          b.   Outside Securities  Accounts.  For any Outside Securities Account
               approved  by the  Compliance  Department,  a Covered  Person must arrange for the Compliance  Department to receive,  directly from
               the   applicable   broker-dealer,   bank   or   other   financial
               intermediary,  duplicate copies of each confirmation and periodic statement  issued by such  financial  intermediary  in respect of such Outside Securities Account.

               i.   Periodic  statements  must  be  received  by the  Compliance
                    Department no later than thirty (30) calendar days after the close  of  each  calendar  quarter.  Confirmations  must  be delivered  to the  Compliance  Department  contemporaneously with delivery to the applicable Covered Person.

               ii.  A form of  letter  that  may be used  to  request  duplicate
                    confirmations   and  periodic   statements   from  financial
                    intermediaries  is  attached  as  Appendix  E. If a  Covered
                    Person is not able to arrange  for  duplicate  confirmations and periodic  statements to be sent, the Covered Person must immediately  cease  trading in such  account  and notify the
                    Compliance Department.

               iii. It shall be the Covered Person's  responsibility to promptly input into Sunguard/PTA all initially  required  information relating to any  holdings in an Outside  Securities  Account and to notify the  Compliance  Department on the same day of any  subsequent  Securities  Transactions  in  such  Outside
                    Securities Account.

          c.   Outside Retirement  Accounts.  For any Outside Retirement Account
               in which a Covered Person has a Beneficial Interest, such Covered
               Person must either:

               i.   Certify on an annual  basis that such  account does not hold any shares of a Reportable  Fund or Reportable  Security and that no Securities  Transactions involving a Reportable Fund or  Reportable  Security  have been executed in such account
                    (such  certifications  shall be provided  to the  Compliance
                    Department through Sunguard/PTA using substantially the form of the "Annual Certificate for Outside Retirement  Accounts"
                    attached hereto as Appendix F); or

               ii.  If a Covered Person is unable to provide such  certification with respect to an Outside Retirement  Account,  the Covered
                    Person must notify the Compliance Department and arrange for the  Compliance  Department  to receive,  directly  from the applicable financial intermediary,  duplicate copies of each confirmation and periodic statement issued by such financial intermediary in respect of such Outside Retirement Account.

                    (a)  Periodic  statements must be received by the Compliance
                         Department  no later than  thirty  (30)  calendar  days
                         after the close of each calendar quarter. Confirmations
                         must  be   delivered  to  the   Compliance   Department
                         contemporaneously   with  delivery  to  the  applicable
                         Covered Person.

                    (b)  A form of letter that may be used to request  duplicate confirmations  and periodic  statements  from financial
                         intermediaries  is attached as Appendix E. If a Covered
                         Person   is  not   able  to   arrange   for   duplicate
                         confirmations  and periodic  statements to be sent, the
                         Covered Person must  immediately  cease trading in such
                         account and notify the Compliance Department.

                    (c)  It  shall be the  Covered  Person's  responsibility  to promptly input into Sunguard/PTA all initially required
                         information  relating  to any  holdings  in an  Outside
                         Retirement   Account  and  to  notify  the   Compliance
                         Department on the same day of any subsequent Securities
                         Transactions in such Outside Retirement Account.

     4.   New  Reportable  Accounts.  If a Covered Person opens a new reportable account that has not  previously  been  disclosed,  the Covered Person must  notify the  Compliance  Department  in  writing  within ten (10)
          calendar days of the existence of the account and make arrangements to comply with the requirements set forth in Sections II.D.2 & 3 above.

     5.   Disclaimers. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect  beneficial  ownership in the Security to which the report relates.

     6.   Availability  of Reports.  All information  supplied  pursuant to this
          Code may be made  available for  inspection to the CCO of any affected
          Legg  Mason  Registered  Adviser  or  Reportable  Fund,  the  board of directors of each company  employing the Covered Person,  the board of directors of any affected Reportable Fund, the Compliance  Department, the Covered Person's  department  manager (or designee),  any party to which any  investigation  is  referred  by any of the  foregoing,  the
          Securities and Exchange Commission,  any self-regulatory  organization of which Legg Mason is a member, any state securities commission,  and any attorney or agent of the foregoing or of the Reportable Funds.

III. COMPLIANCE WITH THE CODE OF ETHICS

A.   Surveillance.   The  Compliance   Department   shall  be  responsible   for
     maintaining  a  surveillance  program  reasonably  designed  to monitor the personal trading  activities of all Covered Persons for compliance with the provisions of this Code and for  investigating  any suspected  violation of the Code.  Upon  reaching the  conclusion  that a violation of the Code has occurred,  the  Compliance  Department  shall  report  the  results of such investigation  to the  applicable  Covered  Person,  the  Covered  Person's department  manager and to the CCOs of any affected  Legg Mason  Registered
     Adviser or Reportable Fund.

B.   Remedies

     1.   Authority.  The  Compliance  Department has authority to determine the
          remedy  for  any   violation  of  the  Code,   including   appropriate
          disposition  of any  monies  forfeited  pursuant  to  this  provision.
          Failure to promptly  comply with any sanction  directive may result in the imposition of additional sanctions.

     2.   Sanctions.  If the  Compliance  Department  determines  that a Covered
          Person  has  committed  a  violation  of  the  Code,   the  Compliance
          Department  may, in consultation  with the Human Resources  Department and the Covered Person's supervisor, as appropriate,  impose sanctions and take other  actions as it deems  appropriate,  including  a verbal warning,  a letter of  caution  or  warning,  suspension  of  personal
          trading   rights,   suspension   of   employment   (with  or   without
          compensation),  fine,  civil  referral to the  Securities and Exchange
          Commission,  criminal  referral,  and termination of employment of the violator for cause.  The  Compliance  Department  may also require the
          Covered Person to reverse the  transaction in question and forfeit any profit or absorb  any loss  associated  or  derived  as a result.  The amount of profit shall be calculated by the Compliance Department.  No member  of the  Compliance  Department  may  review  his  or  her  own transaction  or those of his or her  supervisors.  If  necessary,  the
          General  Counsel of Legg Mason or the CCO of the  relevant  Legg Mason
          Registered Adviser shall review these transactions.

C.   Exceptions  to the Code.  Although  exceptions  to the Code will  rarely be granted, the Compliance Department may grant exceptions to the requirements of the Code if the Compliance  Department  finds that the proposed  conduct involves  negligible  opportunity for abuse. All such exceptions must be in writing.

IV.  DEFINITIONS

When used in the Code, the following terms have the meanings set forth below:

A.   General Defined Terms.

     "CCO" means the Chief Compliance Officer of any Reportable Fund, Legg Mason
     Registered Adviser or Legg Mason entity that is a principal  underwriter of a Reportable Fund.

     "Code"  means this Code of Ethics,  as the same may be amended from time to time.

     "Compliance  Department" means the Legal and Compliance  Department of Legg
     Mason.

     "Covered Person" means any employee of Legg Mason & Co., LLC who is covered by this Code in accordance with the provisions of Section I.A above.

     "Federal Securities Laws" means the Securities Act of 1933, as amended, the
     Securities  Exchange Act of 1934,  as amended,  the  Sarbanes-Oxley  Act of
     2002, the Investment  Company Act, the Investment  Advisers Act, Title V of
     the  Gramm-Leach-Bliley  Act,  any  rules  adopted  by the  Securities  and
     Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies  to Legg  Mason  and any  Reportable  Funds,  and any rule  adopted thereunder by the Securities  and Exchange  Commission or the Department of
     the Treasury.

     "Investment  Advisers  Act" means the  Investment  Advisers Act of 1940, as amended.

     "Investment  Company  Act" means the  Investment  Company  Act of 1940,  as amended.

     "Legg Mason" means Legg Mason, Inc. and its subsidiaries and affiliates.

     "Legg Mason  Registered  Advisers"  means those  subsidiaries of Legg Mason that are registered as investment  advisers  under the Investment  Advisers
     Act.

     "Sunguard/PTA"   means  Sunguard   Personal   Trading   Assistant,   a  web
     browser-based  automated personal trading  compliance  platform used by the
     Compliance Department to administer this Code.

B.   Terms Defining the Scope of a Beneficial Interest in a Security.

     "Beneficial  Interest"  means  the  opportunity,  directly  or  indirectly,
     through  any  contract,   arrangement,   understanding,   relationship   or
     otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

     A Covered Person is deemed to have a Beneficial Interest in the following:

     1.   any Security owned individually by the Covered Person;

     2.   any  Security  owned  jointly by the  Covered  Person with others (for example, joint accounts,  spousal accounts,  partnerships,  trusts and controlling interests in corporations); and

     3.   any  Security  in which a member  of the  Covered  Person's  Immediate
          Family has a Beneficial Interest if:

          a.   the Security is held in an account over which the Covered  Person has decision  making  authority (for example,  the Covered Person acts as trustee, executor, or guardian); or

          b.   the  Security is held in an account for which the Covered  Person acts as a broker or investment adviser representative.

     A Covered Person is presumed to have a Beneficial  Interest in any Security in which a member of the Covered Person's Immediate Family has a Beneficial
     Interest if the Immediate  Family member  resides in the same  household as the Covered Person

     Any uncertainty as to whether a Covered Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department.
     Such  questions will be resolved in accordance  with,  and this  definition shall be subject to, the  definition of  "beneficial  owner" found in Rules
     16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

     "Immediate Family" of a Covered Person means any of the following persons:

     child                     grandparent                son-in-law

     stepchild                 spouse                     daughter-in-law

     grandchild                sibling                    brother-in-law

     parent                    mother-in-law              sister-in-law

     stepparent                father-in-law

     Immediate  Family  includes   adoptive   relationships,   domestic  partner
     relationships  and other  relationships  (whether or not recognized by law)
     that  the  Compliance  Department  determines  could  lead to the  possible conflicts of interest,  diversions of corporate opportunity, or appearances of impropriety, which this Code is intended to prevent.

C.   Terms Defining the Scope of a Reportable Transaction.

     "Automatic  Investment  Plan"  means a program  in which  regular  periodic purchases (or  withdrawals)  are made  automatically  in or from investment accounts in accordance  with a predetermined  schedule and  allocation.  An
     Automatic Investment Plan includes a dividend reinvestment plan.

     "Equivalent  Security"  means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants,  preferred stock, restricted stock, phantom stock, bonds, and other  obligations  of that company or Security  otherwise  convertible
     into  that   Security.   Options  on  Securities   are  included  even  if,
     technically,  they are  issued by the  Options  Clearing  Corporation  or a similar entity.

     "Managed  Account" means an account where a Covered Person has no knowledge of the  transaction  before  it is  completed  (for  example,  transactions effected  for  a  Covered  Person  by  a  trustee  of  a  blind  trust,  or discretionary  trades made by an investment manager retained by the Covered
     Person,  in connection  with which the Covered Person is neither  consulted nor advised of the trade before it is executed).

     "Mutual  Fund-Only  Account"  means a  Securities  account or account  held directly  with a mutual  fund that holds only  non-Reportable  Funds and in which no other type of Securities may be held. For purposes of this Code, a
     Mutual  Fund-Only  Account  includes  a 529 plan  account  that  holds only non-Reportable Funds and in which no other type of Securities may be held.

     "Private  Placement"  means  a  Securities  offering  that is  exempt  from registration pursuant to Section 4(2) or Section 4(6) of the Securities Act
     of 1933, as amended (the  "Securities  Act"), or pursuant to Rules 504, 505 or 506 of Regulation D under the Securities Act.

     "Proprietary  Fund" means an open-end  investment  company registered under the Investment Company Act (or any portfolio or series thereof, as the case may be) that is part of one of the fund families sponsored by Legg Mason or its  affiliates,  including  the fund  families  known  as the  Legg  Mason
     Partners Funds,  the Legg Mason Funds,  the Western Asset Funds,  the Royce
     Funds, the Barrett Growth Fund or the Barrett Opportunity Fund.

     "Reportable  Fund"  means  (a) any fund  registered  under  the  Investment
     Company  Act  for  which  a Legg  Mason  Registered  Adviser  serves  as an investment adviser, or (b) any fund registered under the Investment Company
     Act whose investment  adviser or principal  underwriter is controlled by or under  common  control with Legg Mason.  For  purposes of this  definition,
     "investment adviser" has the same meaning as it does in section 2(a)(20) of the  Investment  Company Act, and "control" has the same meaning as it does in Section 2(a)(9) of the Investment Company Act.

     "Reportable Security" means any Security (as defined herein) other than the following types of Securities:

     1.   direct obligations of the Government of the United States;

     2.   bankers  acceptances,  bank certificates of deposit,  commercial paper and high quality  short-term debt  instruments,  including  repurchase agreements; and

     3.   shares of open-end mutual funds that are not Reportable Funds.

     "Securities  Transaction" means a purchase or sale of Securities in which a
     Covered Person has or acquires a Beneficial Interest.

     "Security" includes stock, notes, bonds, debentures, and other evidences of indebtedness  (including  loan  participations  and  assignments),  limited
     partnership   interests,   investment   contracts,   closed-end  investment
     companies, and all derivative instruments of the foregoing, such as options and warrants.  "Security"  does not include  futures or options on futures, but the purchase and sale of such instruments are  nevertheless  subject to the reporting requirements of the Code.

                                   APPENDICES

                                   Appendix A

                      REQUEST FOR APPROVAL TO INVEST IN AN

                 INITIAL PUBLIC OFFERING OR A PRIVATE PLACEMENT

To:  Legg Mason Legal and Compliance Department

     1.   Pursuant to Section  II.C.  of the Legg Mason & Co. LLC Code of Ethics
          (the "Code"),  I hereby request that the Compliance  Department  grant approval to acquire a Beneficial Interest in the following  Reportable
          Security(ies) through an Initial Public Offering or Private Placement:

          Reportable Security Name(s)

          _______________________________________________________________

          _______________________________________________________________

          Instructions:

          o Please attach a copy of the applicable prospectus, private placement memorandum or other relevant offering document

     2.   In making  this  request  of the Legal and  Compliance  Department,  I hereby certify to the following:

          a.   To the best of my  knowledge,  if approved,  my purchase will not misappropriate an investment  opportunity that was or should have been first offered to any clients of Legg Mason;

          b.   I am not  receiving  a  personal  benefit,  in the  form  of this opportunity to invest in this Initial Public  Offering or Private
               Placement,  for  directing  client  business or brokerage for any
               Legg Mason  investment  advisory  subsidiary,  or by virtue of my position  as an  employee  of  Legg  Mason,  Inc.  or  any of its subsidiaries; and

          c.   I am not aware of any Legg Mason investment  advisory  subsidiary that intents to purchase on behalf of its clients the above-named
               Reportable  Security  in the  same  Initial  Public  Offering  or
               Private Placement as the one in which I am investing.

     3.   I agree  that if any of the  certifications  provided  in this  letter should change or cease to be true, I will notify you immediately.

By,

Name: ________________________

[BENEFICIAL OWNER]

Appendix B

________________________________________________________________________________

Covered Person Last Name       First Name                       Mid Initial

________________________________________________________________________________

Department                                                    Phone Ext.

                  ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS,

                PERSONAL HOLDINGS REPORT AND ANNUAL CERTIFICATION

Please specify:           /_/ Initial Report or     /_/ Annual Renewal (You were
                              (New Covered Person)      (previously a Covered
                                                        Person)

1. Acknowledgement

I  acknowledge  that I have  received  the Legg Mason Code of Ethics,  effective
April 2, 2007, and I represent that:

     a.   I have read the Code of Ethics and I understand  that it applies to me and to all  Securities  in  which I have  or  acquire  any  Beneficial
          Interest.  I have read the  definition  of  "Beneficial  Interest" and understand  that I may be  deemed  to have a  Beneficial  Interest  in
          Securities owned by members of my Immediate Family and that Securities
          Transactions  effected by members of my Immediate Family may therefore be subject to the Code.

     b.   I agree  that in case of a  violation,  I may be  subject  to  various possible  sanctions  (pursuant  to  section  III.B  of  the  Code)  as determined by the Compliance  Department.  Possible  sanctions include verbal and written warnings,  fines, trading suspensions,  reversal of trades by which I agree to disgorge  and forfeit any profits or absorb any loss on prohibited transactions,  termination of employment, civil referral to the  Securities  and  Exchange  Commission,  and  criminal referral in accordance with the requirements of the Code.

     c.   I will comply with the Code of Ethics in all other respects.

2.   Personal Holdings Report

The following is a list of all Securities Accounts and Reportable  Securities in
which I have a Beneficial Interest, and such information is current as of a date no more than 45 days prior to the date hereof.

     a.   Approved Securities Accounts and Retirement Accounts.

          (i)  Provide  the  information  requested  below  for each  securities account  or  retirement  account,  in which  you have  Beneficial
               Interest,  with an approved financial  intermediary or retirement plan sponsor. Indicate "N/A" or "None" if appropriate.

          (ii) The financial intermediaries currently approved by the Compliance
               Department  are Smith Barney,  Merrill Lynch,  Fidelity,  Schwab,
               A.G.  Edwards,  TD  Ameritrade,   E*Trade,  Legg  Mason  Investor
               Services  (for  investments  in the Legg  Mason  and  Legg  Mason
               Partners Funds held directly with the Funds),  Citibank  Investor
               Services , the Legg Mason  Employee  Stock  Purchase Plan and the
               special purpose Legg Mason stock option and restricted stock-only accounts  established  on  behalf  of  Legg  Mason  employees  at
               Deutsche Bank/Alex Brown.

          (iii) The approved  Retirement Plans are the Legg Mason 401(k) Savings
               Plan and the Citigroup Retirement Savings Plan.

                                  ACCOUNT TITLE acct
NAME OF BROKER DEALER or       holder's name and (acct     RELATIONSHIP if acct holder
     RETIREMENT PLAN                    type)               is not the Covered Person     ACCOUNT NUMBER

     b.   Outside Securities Accounts

          (i)  Provide  the   information   requested  below  for  each  Outside
               Securities  Account,  in  which  you  have  Beneficial  Interest.
               Indicate "N/A" or "None" if appropriate.

          (ii) An Outside  Securities Account is any securities account in which you have a Beneficial Interest other than the securities accounts identified in your response to part 2.a above.

          (iii) If you have not received  Compliance  Department approval for an
               Outside  Securities  Account  identified  below,  please attach a complete "Request for Approval of an Outside  Securities  Account
               (Appendix C) and contact the Compliance Department immediately.

          (iv) If you have received Compliance  Department  approval,  you agree that by submitting this Annual  Certification you are reaffirming that  the  representations  submitted  by  you  upon  which  such approval  was granted  remain true and  complete in all  material respects,  and that you are in compliance  with any  requirements established by the  Compliance  Department as a condition for the granting of such approval.

          (v)  You also agree that you have made arrangements for the Compliance
               Department  to receive,  directly from the  applicable  financial intermediary,  duplicate copies of each confirmation and periodic statement  issued by such  financial  intermediary  in respect of such Outside Securities Account.

                                                                                                 APPROVED
  NAME OF BROKER        ACCOUNT TITLE acct                                                          by
      DEALER         holder's name and (acct    RELATIONSHIP if acct holder      ACCOUNT       Compliance?
                              type)              is not the Covered Person        NUMBER          (Y/N)

     c.   Outside Retirement Accounts

          (i)  Provide  the   information   requested  below  for  each  Outside
               Retirement  Account,  in  which  you  have  Beneficial  Interest.
               Indicate "N/A" or "None" if appropriate.

          (ii) An Outside  Retirement Account is any retirement account in which you have a Beneficial Interest other than the retirement accounts identified in your response to part 2.a above.

          (iii) If applicable, please also attach a completed Annual Certificate for Outside Retirement Accounts (Appendix F).

          (iv) For any  Outside  Retirement  Account for which you are unable to submit an Annual Certificate, you agree and confirm that you have made  arrangements  for the  Compliance  Department  to  receive, directly from the applicable  financial  intermediary,  duplicate copies of each confirmation and periodic statement issued by such financial  intermediary  in  respect of such  Outside  Retirement
               Account.

                                                                           ANNUAL/       DUPLICATE CONFIRMS
                    ACCOUNT TITLE                                         QUARTERLY        AND STATEMENTS
     NAME OF        acct holder's     RELATIONSHIP if                    CERTIFICATE     BEING PROVIDED TO
 RETIREMENT PLAN       name and     acct holder is not     ACCOUNT        ATTACHED?         COMPLIANCE?
                     (acct type)    the Covered Person      NUMBER          (Y/N)              (Y/N)

     d.   Mutual Fund Only Accounts,  Managed Accounts and Dividend Reinvestment
          Plans.

          (i)  Provide the information requested below for each Mutual Fund Only
               Account,  Managed Account or Dividend  Reinvestment Plan in which you have a  Beneficial  Interest.  Indicate  "N/A" or  "None"  if
               appropriate.

          (ii) If you have not  delivered  a completed  Certificate  for Managed
               Accounts and Mutual Fund Only Accounts (Appendix D) for each such account identified below,  please attach a completed  certificate and contact Compliance immediately.

          (iii) If you have delivered a completed Certificate,  please note that by submitting this Annual  Certification you are reaffirming that the representations  given by you in such Certificate remain true and complete in all material respects.

                                                                                                 APPROVED
NAME OF BROKER DEALER, BANK,,   ACCOUNT TITLE acct     RELATIONSHIP if acct                         by
 OR MUTUAL FUND or INVESTMENT    holder's name and      holder is not the         ACCOUNT      Compliance?
           ADVISER                  (acct type)           Covered Person          NUMBER          (Y/N)

     e.   Other Securities

          (i)  If you have  Beneficial  Interests in any Securities that are not listed above (e.g., physical stock certificates or private equity investments),  list  them  below.  Indicate  "N/A" or  "None"  if appropriate.

NAME OF SECURITY OWNER    RELATIONSHIP if security owner is   NAME OF SECURITY       NUMBER OF SHARES /
                               not the Covered Person                                 PRINCIPAL AMOUNT

3. Certification

     a.   [Annual  Renewals  Only] I hereby  certify  that since the date of the
          last   Acknowledgement,    Personal   Holdings   Report   and   Annual
          Certification  executed by me in accordance  with the  requirements of the Code, I have fully  complied with all applicable  requirements  of
          the  Code.  In  particular,   in  connection   with  each   Securities
          Transaction  that I have engaged in since such date, I hereby  certify that:

          i.   I was not in  possession  of any material  nonpublic  information regarding the Security or the issuer of the Security;

          ii.  I did not engage in such  transaction with the intent of raising, lowering,  or maintaining the price of that Security or to create a false appearance of active trading;

          iii. I was not in  possession  of any  non-public  information  to the effect that (i) a Legg Mason  Registered  Adviser was or may have been  considering  an  investment  in or sale of such Security on behalf of their clients or (ii) had or may have had an open order in such Security on behalf of their clients;

          iv.  If the  transaction  involved a Legg Mason  security,  I complied with the  requirements  of the "Legg  Mason,  Inc.  Policies  and
               Procedures Regarding  Acquisitions and Dispositions of Legg Mason
               Securities;" and

          v.   If the  Security was  acquired in an initial  public  offering or private  placement,  I obtained the prior written approval of the
               Compliance Department.

     b.   I further  certify that the  information  on this form is accurate and complete in all material respects.

Covered Person's Name

____________________________________ __________________

Covered Person's Signature Date

 Appendix C

                             REQUEST FOR APPROVAL OF

                          AN OUTSIDE SECURITIES ACCOUNT

To: Legg Mason Compliance Department

1.   Pursuant  to  Section  II.D.2.c  of the Legg Mason & Co. LLC Code of Ethics
     (the "Code"),  I hereby request that the Compliance  Department approve the following Outside Securities Accounts:

     Account Name                       Account Number          Firm

     _______________________________________________________________

     _______________________________________________________________

2.   I am requesting this approval for the following  reasons. I understand that the Compliance Department will only grant this approval under extraordinary circumstances:

     _______________________________________________________________

     _______________________________________________________________

     _______________________________________________________________

     _______________________________________________________________

3.   I agree to  arrange  for the  Compliance  Department  to  receive  from the applicable broker-dealer,  bank or other financial intermediary,  duplicate copies of each confirmation and periodic statement issued by such financial intermediary  in respect of the  above-named  account(s) in accordance with
     Section II.D.3.b.i. of the Code.

4.   I  agree  to  promptly  input  into  Sunguard/PTA  all  initially  required information relating to any holdings in the above-mentioned  account and to notify  the  Compliance  Department  on the  same  day  of  any  subsequent
     Securities Transactions in such account in accordance with the requirements of Section II.D.3.b.iii of the Code.

5.   I agree that if any of the  certifications  provided in this letter  should change or cease to be true, I will notify you immediately.

By,

Name: ________________________

[BENEFICIAL OWNER]

Appendix D

                      CERTIFICATES FOR MANAGED ACCOUNTS OR

                            MUTUAL-FUND ONLY ACCOUNTS

[Managed Accounts]

To: Legg Mason Compliance Department

Pursuant to Section  II.D.2.b.i  of the Legg Mason & Co. LLC Code of Ethics (the
"Code"), I hereby certify as follows:

(1)  The following securities accounts in which I have a Beneficial Interest are
     Managed Accounts, as such term is defined in Section IV.C. of the Code:

     Account Name                       Account Number         Firm

     ________________________________________________________________

     ________________________________________________________________

(2)  I do not have or exercise any investment  discretion  over the  investments held in the Accounts. In particular, I have no knowledge of, and am neither consulted  nor advised of, any trades on my behalf in the  Accounts  before they are executed.

(3)  I acknowledge  that I will be required to disclose all Managed  Accounts in which I have a Beneficial Interest to you annually,  and to make statements for the Managed Accounts available for review upon your request.

(4)  I agree that complete  submission of this  certification  via  Sunguard/PTA shall be binding upon me.

(5)  I agree that if any of the  certifications  provided in this letter  should change or cease to be true, I will notify you immediately.

(6)  To verify the information contained in this certification,  I authorize the
     Legg Mason  Compliance  Department  to contact the manager of my  accounts, whose name, title and contact information are as follows:

Manager Name:_______________________________

Firm:________________________________________

Telephone Number:____________________________

E-mail:_______________________________________

By,

Name: ________________________

[BENEFICIAL OWNER]

[Mutual Fund Only Accounts]

To: Legg Mason Compliance Department

Pursuant to Section  II.D.2.b.i  of the Legg Mason & Co. LLC Code of Ethics (the
"Code"):

1.   I  hereby  certify  that  the  following  securities  accounts  are  Mutual
     Funds-Only Accounts, as such term is defined in Section IV.C. of the Code:

     Account Name Account Number Firm Name

     __________________________________________________________

     __________________________________________________________

     __________________________________________________________

2.   I  acknowledge  that I will be required to  disclose  all Mutual  Fund-Only
     Accounts in which I have a Beneficial Interest to you annually, and to make statements for the Mutual Fund-Only Accounts available for review upon your request.

3.   I agree that complete  submission of this  certification  via  Sunguard/PTA shall be binding upon me.

4.   I agree that if any of the  certifications  provided in this letter  should change or cease to be true, I will notify you immediately.

     By,

     Name: ____________________________

     [BENEFICIAL OWNER]

 Appendix E

               FORM LETTER TO REQUEST DUPLICATE CONFIRMATIONS AND

                PERIODIC STATEMENTS FROM FIANCIAL INTERMEDIARIES

                                                      (Date)

(Name and

Address)

     Subject: Account #

Dear :

     My  employer,  Legg  Mason  & Co.  LLC,  is  affiliated  with a  number  of investment  advisers that are registered  under the  Investment  Advisers Act of
1940, as amended (the "Advisers Act"),  and with the principal  underwriter to a number of investment  companies  registered under the Investment  Company Act of
1940, as amended (the "Investment Company Act").  Pursuant to my employer's Code of Ethics and Rules 17j-1 under the Investment  Company Act and 204a-1 under the
Advisers Act, please send duplicate  confirmations of individual transactions as well as duplicate periodic statements for the referenced account directly to:

                   (Name and Address of Individual Responsible

            for Reviewing Periodic Holdings and Transaction Reports)

     Thank you for your cooperation.  If you have any questions,  please contact me or (Name of  Individual  Responsible  for  Reviewing  Periodic  Holdings  and
Transaction Reports) at _______________________________.

                                                     Sincerely,

                                                     (Name of Covered Person)

Appendix F

               ANNUAL CERTIFICATE FOR OUTSIDE RETIREMENT ACCOUNTS

To: Legg Mason Compliance Department

Pursuant  to Section  II.D.3.c  of the Legg Mason & Co. LLC Code of Ethics  (the
"Code"), I hereby certify as follows:

1.   For the following Outside Retirement  Accounts identified in my response to section 2.c of my annual Personal Holding Report:

     Account Name                          Account Number              Firm

     ______________________________________________________________________

     ______________________________________________________________________

     a.   These  Accounts  hold no shares  of a  Reportable  Fund or  Reportable
          Security as defined in Section IV.C.

     b.   No Securities  Transactions  involving a Reportable Fund or Reportable
          Security has been executed in these Accounts during the previous year.

2.   I  acknowledge  that I will be required to disclose all Accounts in which I have a Beneficial Interest to you annually, and to make statements for such
     Accounts available for review upon your request.

3.   I agree that complete  submission of this  certification  via  Sunguard/PTA shall be binding upon me.

4.   I agree that if any of the  certifications  provided in this letter  should change or cease to be true, I will notify you immediately.

By,

Name: ________________________

[BENEFICIAL OWNER]